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                        TALX CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)

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
                                                                       THREE MONTHS ENDED JUNE 30,
                                                                       ---------------------------
                                                                           2001           2002
                                                                       ------------   ------------
Basic Earnings Per Share:

Actual shares outstanding - beginning of period                           9,404,439     13,909,714
Weighted average number of common shares issued (1) (2)                     969,717        (46,997)
                                                                       ------------   ------------
Weighted average number of common shares outstanding - end of period     10,374,156     13,862,717
                                                                       ============   ============

Net earnings                                                           $  1,149,000   $  2,533,000
                                                                       ============   ============

Basic earnings per common share                                        $       0.11   $       0.18
                                                                       ============   ============

Diluted Earnings Per Share:

Actual shares outstanding - beginning of period                           9,404,439     13,909,714
Weighted average number of common shares issued (1) (2)                   1,514,153        257,043
                                                                       ------------   ------------
Weighted average number of common shares outstanding - end of period     10,918,592     14,166,757
                                                                       ============   ============

Net earnings                                                           $  1,149,000   $  2,533,000
                                                                       ============   ============

Diluted earnings per common share                                      $       0.11   $       0.18
                                                                       ============   ============
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(1)   Basic and diluted earnings per share has been computed using the number of shares of common stock and common stock options and warrants outstanding.
      The weighted average number of shares is based on common stock outstanding for basic earnings per share and common stock outstanding and common stock options and warrants for diluted earnings per share in periods when such common stock options and warrants are not antidilutive.

(2) Includes the effect of a 10% stock dividend declared September 6, 2001 payable October 18, 2001 to shareholders of record on September 20, 2001.